EXHIBIT 1.3

                         UNITED OILFIELD SERVICES, INC.

                            D.E. FREY & COMPANY, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                      Dated as of ______________ ___, 1997

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                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                         UNITED OILFIELD SERVICES, INC.

                       Warrant to Purchase 100,000 Shares
                   (Subject to adjustment as set forth herein)

                        Exercise Price $______ Per Share
                   (Subject to adjustment as set forth herein)

          VOID AFTER 5:00 P.M., DENVER, COLORADO TIME __________, 200__

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATIONS AND QUALIFICATIONS.

      UNITED OILFIELD SERVICES, INC., a Texas corporation (the "Company"), hereby certifies, as of this ___ day of ______________, 1997, that for value received, D.E. FREY & COMPANY, INC., a Colorado corporation ("Frey"), or any Holder, as defined below, is entitled, subject to the terms and conditions set forth below, to purchase from the Company up to ______________ shares of the Company's $.01 par value Common Stock at a purchase price of $______ per share.

      The number and character of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below.

      SECTION 1.  DEFINITIONS

      The following terms used in this Warrant shall have the following meanings (unless otherwise expressly provided herein):

      1.1. THE "ACT." The Securities Act of 1933, as amended.

      1.2. THE "COMMISSION." The Securities and Exchange Commission.

      1.3. THE "COMPANY." United Oilfield Services, Inc., a Texas corporation.

      1.4. "COMMON STOCK." The Company's $.01 par value Common Stock.

      1.5. "CURRENT MARKET PRICE." The Current Market Price shall be determined as follows:
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            (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the Nasdaq National Market or the Nasdaq Small Cap Market, the Current Market Price shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be calculated; or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

            (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the last reported sale price of that security on the OTC Bulletin Board on the day for which the Current Market Price is to be calculated; or if no such sale is made on such day, the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board on the last business day on such day; or

            (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 18 below.

      1.6. "EFFECTIVE DATE." _______________ ___, 1997.

      1.7. "EXERCISE DATE." _______________ ___, 1998.

      1.8. "EXERCISE PRICE." $___ per share of Common Stock, as modified in accordance with Section 4, below.

      1.9. "EXPIRATION DATE." ____________, 200__.

      1.10. "HOLDER." D.E. Frey & Company, Inc., and any valid transferee thereof pursuant to Section 3.1. below.

      1.11. "NASD." The National Association of Securities Dealers, Inc.

      1.12."PUBLIC OFFERING." The public offering by the Company of 1,000,000 shares of Common Stock pursuant to an underwriting agreement dated as of___________ ___, 1997, between the Company and Frey as the Underwriter named in the underwriting agreement.

      1.13. "UNDERWRITER." D.E. Frey & Company, Inc. as the broker-dealer identified as the Underwriter in the Final Prospectus for the Public Offering.

      1.14. "WARRANT" OR "WARRANTS." This Warrant and any Warrants issued in substitution or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged.

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      1.15. "WARRANT CERTIFICATE." A certificate substantially in the form set forth as Exhibit A to this Agreement, issued to a Holder to evidence the Warrant held by such Holder.

      1.16. "WARRANT SHARES." The shares of Common Stock issued or issuable upon exercise of a Warrant.

      SECTION 2.  TERM OF WARRANTS; EXERCISE OF WARRANT

      2.1. EXERCISE OF WARRANT. Subject to the terms of this Agreement, the Holder shall have the right, at any time during the four-year period commencing one year after the Effective Date and ending at 5:00 p.m., Denver Time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable Warrant Shares to which the Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. If the Warrants are called for redemption, or would for any other reason terminate before the Exercise Date, the Holder may exercise all or any portion of this Warrant; but notwithstanding any such early exercise, the Warrant Shares received by the Holder may not be sold, transferred, assigned, pledged, or hypothecated until the Exercise Date.

      2.2. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made by a combination of any one or more of the following: (i) by application, to the extent permitted by applicable law, of (A) shares of Common Stock or other securities of the Company owned by the Holder, (B) Warrant Shares issuable upon such exercise of this Warrant as provided in Section 4.5 below,
(C) options, warrants or similar rights to acquire shares of Common Stock or other securities of the Company owned by the Holder, or (D) other securities owned by the Holder which are convertible into shares or other securities of the Company, the value of any of which for such purpose shall be the fair market value thereof determined in good faith by the Company and the Holder at the time of such exercise; or (ii) in cash or by check; provided however that the Warrants may be converted into Warrant Shares as set forth in Section 4.5 below.

      2.3. DELIVERY OF WARRANT CERTIFICATE. Subject to the provisions of Section 11, upon receipt of an Warrant Certificate with the Notice of Exercise thereon duly executed, together with payment in full of the Exercise Price for the Warrant Shares being purchased by such exercise, or upon conversion of such Warrant as provided in Section 4.5 below, the Company shall requisition from any transfer agent for the Warrant Shares, and upon receipt shall make delivery of certificates evidencing the total number of Warrant Shares for which Warrants are then being exercised. The certificates shall be in such names and denominations as are required for delivery to, or in accordance with the instructions of the Holder; provided that if fewer than all Warrant Shares issuable on exercise of an Warrant Certificate are purchased, the Company (if so requested) shall issue such balance Warrant Certificate for the balance of the Warrant Shares. Such certificates for the Warrant Shares shall be deemed to be issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a holder of record of such Warrant Shares, as of

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the date of the surrender of such Warrant Certificate and payment of the
Exercise Price, whichever shall last occur; provided further that if the books of the Company with respect to the Warrant Shares shall be closed as of such date, the certificates for such Warrant Shares shall be deemed to have been issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a record holder of such Warrant Shares, as of the date on which such books shall next be open (whether before, on or after the applicable Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Company.

      SECTION 3.  TRANSFERABILITY AND FORM OF WARRANT

      3.1. LIMITATION ON TRANSFER. The Warrants may not be sold, transferred, assigned, pledged or hypothecated until the Exercise Date, except for (a) the sale, transfer, or assignment, in whole or in part, to or among the officers of Frey (b) the transfer by operation of law as a result of the death of any transferee to whom all or a portion of the Warrants may be transferred, and (c) the transfer to any successor to the business of the Underwriter. All sales, transfers, assignments or hypothecations of the Warrants after the Exercise Date must be in compliance with Section 10 hereof. Any assignment or transfer of a Warrant shall be made by the presentation and surrender of the Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant Agreement as Exhibit C. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, subject to the terms and conditions of this Warrant Agreement, in the name of the new Holder or Holders as named in the Assignment Form, and the Warrant shall at that time be canceled.

      3.2. EXCHANGE OF CERTIFICATE. Any Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Holder to purchase. Any Holder desiring to exchange an Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

      3.3. MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE. In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

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      3.4. FORM OF CERTIFICATE. The text of the Warrant and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibits A and B, respectively, attached hereto. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant Certificates shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. An Warrant Certificate bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Warrant Certificate or did not hold such office on the date of this Agreement.

      3.5. DATE OF CERTIFICATE. The Warrant Certificates shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

      SECTION 4.  ADJUSTMENT OF NUMBER OF SHARES

      4.1. ADJUSTMENTS. The adjustments to the number of Warrant Shares purchasable upon the exercise of the Warrants and the adjustments to the exercise price of such Warrants shall be made to the Warrant Shares, notwithstanding that such Warrants shall not have been exercised at the time of the event which causes such adjustment.

      4.2. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

      4.3. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, or upon conversion of the Warrants pursuant to Section 4.5 below, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised or converted immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrant Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares of common stock and other securities and property which it

                                      -5-
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would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 4.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 hereof. The provisions of this subsection 4.3 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

      4.4. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

      4.5. CONVERSION RIGHT. In addition to and without limiting the rights of the Holder under the terms of the Warrant Agreement, the Holder shall have the right (the "Conversion Right") during the Exercise Period to convert the Warrant evidenced by a certificate or any portion thereof into Warrant Shares as provided in this Section 4.5 at any time or from time to time prior to its expiration.

            (a) Upon exercise of the Conversion Right with respect to a particular number of Warrants Shares underlying the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Converted Warrant Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined in this paragraph 4.5(a)) of the Converted Warrant Shares by the Current Market Price of a single Warrant Shares, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate Current Market Price of the Converted Warrant Shares on the Conversion Date. Notwithstanding Section 11 hereof, partial Warrant Share shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the Current Market Price of the resulting partial Warrant Share.

            (b) The Conversion Right may be exercised by the Holder by the surrender of the Warrant Certificate at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Warrant Shares subject to the Warrants Shares which are being surrendered (referred to in subparagraph 4.5(a) above as the Converted Warrant Shares), on the reverse side of the Warrant Certificate or as in Exhibits D and D-1 attached hereto, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant Certificate, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the Converted Warrant Shares issuable upon exercise of the Conversion Right, together with a check in payment of any partial Warrant Shares

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      and, in the case of a partial exercise a new Warrant evidencing the
      Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

      SECTION 5.  NOTICE TO HOLDERS

      If, prior to the expiration of the Warrants either by their terms or by their exercise in full, any of the following shall occur:

            (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

            (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

            (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

            (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (v) any purchase, retirement or redemption by the Company of its Common Stock;

      then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

            (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

            (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

      if any matters referred to in the foregoing clauses are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

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      SECTION 6.  OFFICERS' CERTIFICATE

      Whenever the Exercise Price or the aggregate number of Warrant Shares purchasable pursuant to this Warrant Agreement shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant Agreement. Each such officers' certificate shall be made available to the Holder or Holders of the Warrants for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of the Warrants. The officers' certificate described in this
Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of an Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of the Warrants. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 18 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

      SECTION 7.  RESERVATION OF WARRANT SHARES

      There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose.

      SECTION 8.  REGISTRATION RIGHTS

      8.1. DEMAND REGISTRATION RIGHTS. Upon the written request of a Frey, made at any time after the Exercise Date, but before the Expiration Date, the Company shall file within 90 days of such written request a registration statement or Regulation A offering statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Warrant Shares. No additional securities shall be included in such registration statement or offering statement without the written consent of Frey. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations

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applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable and to keep such registration effective for a period of the lesser of 180 days or the date of completion of the distribution described in the Registration Statement; and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has been permitted to register or qualify or to offer in conjunction with the registration and qualification of the Warrant Shares. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. Frey shall be entitled to exercise the rights described in this subsection 8.1 one time only.

      Within 10 days after the delivery by Frey to the Company of the notice described above, the Company shall deliver written notice to all other Holders of the Warrants and holders of the Warrant Shares, if any, advising them that the Company is proceeding with a registration statement or offering statement and offering them the right to include the Warrant Shares of those Holders or holders therein. If any Holder of a Warrant and/or Warrant Shares delivers written acceptance of that offer to the Company within 30 days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Warrant Shares in the contemplated registration statement or offering statement.

      8.2. "PIGGY-BACK" REGISTRATION RIGHTS. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A offering statement under the Act, the Company shall offer to the Holder or Holders of the Warrants and the holders of any Warrant Shares the opportunity to register or qualify the Warrant Shares, at the Company's sole expense, regardless of whether the Holder or Holders of the Warrants or the holders of Warrant Shares or both may have previously availed themselves of any of the registration rights described in this Section 8; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection 8.2 shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or which a Form S-4 registration statement could be used.

      The Company shall deliver written notice to the Holder or Holders of the Warrants and to any holders of Warrant Shares of its intention to file a registration statement or Regulation A offering statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Warrant Shares shall have 30 days thereafter to request in writing that the Company register or qualify the Warrant Shares in accordance with this subsection 8.2. Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Warrant Shares, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Warrant Shares shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Warrant Shares. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above.

      The Company shall comply with the requirements of this subsection 8.2 at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Warrant Shares, all of which expenses shall be borne by the Holder or Holders of the Warrants and the holders of the Warrant Shares registered or qualified.

      8.3. INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Warrant Shares pursuant to subsections 8.1 or 8.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Warrant Shares. As used in subsections 8.1 and 8.2, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

      8.4. REGISTRATION STATEMENT FILED BY HOLDER. In addition to the registration rights described in subsections 8.1 and 8.2 above, upon the written request of Frey, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Holder or holder in preparing and signing any registration statement or offering statement that the Holder or holder may desire to file in order to sell or transfer the Warrant Shares.

Within 10 days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of the Warrants and holders of Warrant Shares, if any, advising them that the Company is proceeding with a registration statement or offering statement and that their Warrant Shares will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within 30 days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of the Warrants and the holders of Warrant Shares who seek the registration or qualification of their Warrant Shares. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within 30 days after the initial effective date of the registration statement or qualification at issue.

      8.5. PAYMENT OF EXERCISE PRICE FROM PROCEEDS. In the event that any registration statement is utilized for a public offering of any of the Warrant Shares to be received upon exercise of the Warrants pursuant to this Section 8, the Holder may elect to pay the Exercise Price of the Warrants to the Company out of the proceeds of the sale of the Warrant Shares pursuant to the registration statement concurrently with the closing of such sale of the Warrant Shares; provided that if such sale is not closed within 90 days of the effective date of such registration statement, then the Holder shall be obligated to pay the Exercise Price of the Warrants to the Company on such 90th day.

      8.6. CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this Section 8 shall be conditioned upon a timely receipt by the Company in writing of the following:

            (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Warrant Shares; and

            (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

      8.7. ADDITIONAL REQUIREMENTS. In each instance in which the Company shall take any action to register or qualify the Warrant Shares, if any, pursuant to this Section 8, the Company shall do the following:

            (a) supply to Frey, as the representative of the Holders of the Warrant and the holders of Warrant Shares whose Warrant Shares are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as Frey shall reasonably request;

            (b) cooperate with respect to (i) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 8, (ii) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (iii) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Warrant or holders of Warrant Shares shall reasonably request, and (iv) all other necessary or advisable actions to enable the Holders of the Warrant Shares to complete the contemplated disposition of their securities in each reasonably requested jurisdiction; and

            (c) keep all registration statements or offering statements to which this Section 8 applies, and all amendments thereto, effective under the Act for a period of at least 180 days after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement.

      8.8. INDEMNIFICATION AGREEMENTS. In each instance in which pursuant to this Section 8 the Company shall take any action to register or qualify the Warrant Shares, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Warrants or Warrant Shares being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities. These indemnification agreements also shall contain an agreement by the Holder or holder at issue to indemnify and hold harmless the Company, its officers and directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this
Section 8 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

      8.9. SURVIVAL. The Company's obligations described in this Section 8 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of the Warrants, unless the Warrant expire unexercised.

      SECTION 9.  PAYMENT OF TAXES

      The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Warrant Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrants or the Warrant Shares.

      SECTION 10. RESTRICTIONS ON TRANSFER

      10.1. RESTRICTIONS ON TRANSFER. The Warrants and the Warrant Shares may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Holder agrees that prior to making any disposition of the Warrants, other than to persons or entities identified in Section 3.1, the Holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Holder that in the opinion of counsel reasonably satisfactory to the Holder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

      10.2. RESTRICTIVE LEGEND. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrants and the Warrant Shares, or any other security issued or issuable upon exercise of the Warrants, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

      Any legend required by applicable state securities laws.

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

      SECTION 11. FRACTIONAL SHARES

      No fractional share of Common Stock shall be issued upon the exercise of all or any part of an Warrant. In any case in which other than a full number of Warrant Shares would be issuable hereunder, the number of Warrant Shares issuable shall be rounded up to the next whole number.

      SECTION 12. NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDER

      Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect to any meeting of shareholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as an Warrant is unexercised, it will furnish any Holder of an Warrant with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

            (i) any action which would require an adjustment pursuant to Section 4; or

            (ii) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the Holder, as provided in Section 15 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

      SECTION 13. CHARGES DUE UPON EXERCISE

      The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of the Warrants or the issue or delivery of Warrant Shares upon the exercise of an Warrant.

      SECTION 14. WARRANT SHARES TO BE FULLY PAID

      The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of an Warrant upon the exercise of an Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

      SECTION 15. NOTICES

      Any notice pursuant to this Agreement by the Company or by an Holder or a holder of Warrant Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

      If to an Holder or a holder of Warrant Shares, addressed to Frey & Associates, Inc., 1700 Lincoln Street, Suite 2200, Denver, Colorado 80203,
Attention: Corporate Finance Department; or

      If to the Company, addressed to it at 615 Upper North Broadway, Suite 950, Corpus Christi, Texas, 78477, Attention: Wallace Sellers, Chief Executive Officer.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

      SECTION 16. MERGER OR CONSOLIDATION OF THE COMPANY

      The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 4 are complied with.

      SECTION 17. APPLICABLE LAW

      The Warrants and this Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

      SECTION 18. ARBITRATION

      The Company and the Holder, and all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to the Warrants and this Warrant Agreement, including, without limitation, the application of this Section 18 to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

      SECTION 19. MISCELLANEOUS PROVISIONS

            (a) Subject to the terms and conditions contained herein, this Warrant Agreement shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares and the exercise of the Warrants in full shall not terminate the provisions of this Warrant Agreement as it relates to holders of Warrant Shares.

            (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

            (c) This Warrant Agreement cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and Frey.

            (d) If any provision of this Warrant Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant Agreement.

            (e) The Company and the Holders agree to execute such further agreements, conveyances, certificates and other documents as may be reasonably to effectuate the intent and provisions of this Warrant Agreement.

            (f) Paragraph headings used in this Warrant Agreement are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant Agreement. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    UNITED OILFIELD SERVICES, INC.

                                    By:___________________________________
                                        Wallace Sellers, Chief Executive Officer

                                    D.E. FREY & COMPANY, INC.

                                    By:____________________________________
                                        Dale E. Frey, President

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                Warrant Certificate No. ________

                                 CERTIFICATE FOR
              WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

                         UNITED OILFIELD SERVICES, INC.

                           INCORPORATED UNDER THE LAWS
                              OF THE STATE OF TEXAS

      This certifies that, for value received, _______________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from United Oilfield Services, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Texas time, on _______________ and ending at 5:00 p.m. Texas time on ___________ at the purchase price of $__________ per share (the "Exercise Price"), the number of Warrants of the Company set forth above (the "Warrants"). The number of Warrants purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement (defined below).

      The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Notice of Exercise attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made as provided in Section 2.2 of the Warrant Agreement.

      The Warrants evidenced hereby represent the right to purchase an aggregate of up to 100,000 Warrant Shares and are issued under and in accordance with a Warrant to Purchase Shares of Common Stock dated as of _______________ ___, 1997, between the Company and D.E. Frey & Company, Inc. (the "Warrant Agreement") and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents.

      Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Holder a new Warrant Certificate in respect of the Warrants as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Warrants as here evidenced by the Warrant or Warrants exchanged. No fractional Warrant Shares will be issued upon the exercise of rights to purchase hereunder, but the Warrant Shares shall be rounded up to the next whole number, except as provided in Section 4.5 of the Warrant Agreement. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representative's Warrant Warrant Agreement.

      This Warrant Certificate does not entitle any Holder to any of the rights of a shareholder of the Company.

                                          UNITED OILFIELD SERVICES, INC.

Dated:  ________________________          By:______________________________
                                             Wallace Sellers,
[Seal]                                         Chief Executive Officer

Attest:

________________________________
Secretary

                                                                       EXHIBIT B

                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Warrant Shares pursuant to a Warrant.)

      The undersigned Holder of a Warrant hereby

      (a) irrevocably elects to exercise the Warrant to the extent of purchasing _______________ Warrant Shares;

      (b) makes payment in full of the aggregate Exercise Price for those Warrant Shares in the amount of $_________________ by the delivery of _____________________;

      (c) requests that certificates evidencing the Warrants be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

________________________________________________________________________________
(Name and address of person OTHER than the undersigned in whose name Warrant Shares are to be registered)

      (d) requests, if the number of Warrant Shares purchased are not all the Warrant Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Warrant Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated: _______________________

                        ___________________________________________________
                        Signature:  (This signature must conform in all respects
                                    to the name of the Holder as specified on the face of the Warrant.)


                        Printed Name:_____________________________________


                              ______________________________
                              Social Security Number
                              or Employer ID Number
                              Address:

                                                                       EXHIBIT C

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name:       _________________________________________________
            (Please type or print in block letters)

Address:    _________________________________________________

            _________________________________________________

the right to purchase _________________ Warrant Shares of United Oilfield Services, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Warrant Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Warrant Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ____________________________________ as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.


                                    _________________________________________
                                    Signature (This signature must conform in all respects to the name of the Holder as specified on the face of the Warrant.)

                  Printed Name:___________________________________________

                        Address:

                                                                       EXHIBIT D

                        WARRANT CONVERSION EXERCISE FORM

TO:   United Oilfield Services, Inc.

      Pursuant to Section 4.5 of the Warrant Agreement, the Holder hereby irrevocably elects to convert Warrants into ____ Warrant Shares of the Company. A conversion calculation is attached hereto as Exhibit D-1.

      The undersigned requests that certificates for such Warrant Shares be issued as follows:

      Name: ___________________________________________________________

      Address:    _____________________________________________________

      Deliver to: _____________________________________________________

and that a new Certificate for the balance remaining of the Warrants, if any, be registered in the name of, and delivered to, the undersigned at the address stated above.

                  Signature_________________________

                  Dated____________________________

                                                                     EXHIBIT D-1

                        CALCULATION OF WARRANT CONVERSION


Number of Warrant Shares converted:  __________________________

Converted Securities          =             Net Value
                                       --------------------
                                       Current Market Price

Current Market Price          =           $_______________

Net Value                     =           Aggregate Current Market Price
                                                     - Aggregate Exercise Price

                              =           $_______________ - ________________

                              =           $_______________

Converted Warrant Shares      =           ________________

Fractional Converted
            Warrant Shares    =           ________________(1)

------------------

(1)   ________________________ to pay for partial Warrants in cash @ $__________
      per Warrant Share.